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                                                                      EXHIBIT 12



                                       9 MONTHS       9 MONTHS
                                         ENDED         ENDED        YEAR ENDED     YEAR ENDED     YEAR ENDED    YEAR ENDED
RATIO OF EARNINGS TO FIXED CHARGES:    9/30/2003     9/30/2002         2002           2001           2000          1999
------------------------------------  -----------   ------------   ------------   ------------   ------------   -----------
Income (loss) from continuing
 operations.........................    9,695,319   (109,017,832)  (104,495,629)  (124,645,736)  (116,453,200)  (54,831,204)
Income tax provision (benefit)......   16,870,409    (50,647,741)   (47,867,733)   (33,733,408)   (40,117,067)  (33,562,992)
Minority interests..................    5,250,675      4,869,077      6,520,636      5,517,148      3,902,684     2,921,454
Loss from Joint Venture.............           --    184,380,882    184,380,882     69,181,120     50,292,827            --
                                      -----------   ------------   ------------   ------------   ------------   -----------
 Pre tax income before adjustment
   from Minority Interest and Joint
   Venture..........................   31,816,403     29,584,386     38,538,156    (83,680,876)  (102,374,756)  (85,472,742)
Minority Interests..................   (5,250,675)    (4,869,077)    (6,520,636)    (5,517,148)    (3,902,684)   (2,921,454)
Interest expense....................   87,227,608     86,238,788    112,647,600    135,195,767    128,838,704    98,884,612
                                      -----------   ------------   ------------   ------------   ------------   -----------
 Earnings...........................  113,793,336    110,954,097    144,665,120     45,997,743     22,561,264    10,490,416
                                      ===========   ============   ============   ============   ============   ===========
Interest expense....................   87,227,608     86,238,788    112,647,600    135,195,767    128,838,704    98,884,612
                                      -----------   ------------   ------------   ------------   ------------   -----------
 Subtotal-Fixed Charges.............   87,227,608     86,238,788    112,647,600    135,195,767    128,838,704    98,884,612
Preferred dividends.................   41,421,044     71,613,619    152,340,411    139,234,821    204,332,737   112,059,677
                                      -----------   ------------   ------------   ------------   ------------   -----------
 Total fixed charges and preferred
   dividends........................  128,648,652    157,852,407    264,988,011    274,430,588    333,171,441   210,944,289
                                      ===========   ============   ============   ============   ============   ===========
Ratio of earnings to fixed
 charges............................         1.30           1.29           1.28            n/a            n/a           n/a

                                                     PRO-FORMA
                                                      9 MONTHS
                                      YEAR ENDED       ENDED
RATIO OF EARNINGS TO FIXED CHARGES:      1998        9/30/2003
------------------------------------  -----------   ------------
Income (loss) from continuing
 operations.........................  (11,739,224)    29,670,106
Income tax provision (benefit)......   (7,195,008)    24,514,688
Minority interests..................    2,258,454      5,250,675
Loss from Joint Venture.............           --             --
                                      -----------   ------------
 Pre tax income before adjustment
   from Minority Interest and Joint
   Venture..........................  (16,675,778)    59,435,469
Minority Interests..................   (2,258,454)    (5,250,675)
Interest expense....................   25,387,177    142,747,505
                                      -----------   ------------
 Earnings...........................    6,452,945    196,932,299
                                      ===========   ============
Interest expense....................   25,387,177    142,747,505
                                      -----------   ------------
 Subtotal-Fixed Charges.............   25,387,177    142,747,505
Preferred dividends.................   38,637,097     46,935,146
                                      -----------   ------------
 Total fixed charges and preferred
   dividends........................   64,024,274    189,682,651
                                      ===========   ============
Ratio of earnings to fixed
 charges............................          n/a           1.38
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